As filed with the Securities and Exchange Commission on September 27, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

OREGON	93-1099680
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

211 Somerville Road, Route 202 North

Bedminster, New Jersey 07921

(908) 470-2800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BIOJECT MEDICAL TECHNOLOGIES INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of plans)

James C. O’Shea

Chief Executive Officer

211 Somerville Road, Route 202 North

Bedminster, New Jersey 07921

(908) 470-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

TODD A. BAUMAN

STEVEN H. HULL

Stoel Rives LLP

900 SW Fifth Avenue, Suite 2600

Portland, Oregon 97204-1268

(503) 224-3380

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
2000 EMPLOYEE STOCK PURCHASE PLAN
Common Stock	300,000 shares	$1.44	$432,000	$50.85

TOTAL	300,000 shares	$1.44	$432,000	$50.85

(1)                                  The proposed maximum offering price per share and proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933.  The calculation of the registration fee is based on the average of the high and low prices of the common stock on the Nasdaq SmallCap Market for September 20, 2005.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Bioject Medical Technologies Inc., an Oregon corporation, in order to register 300,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-48634) and on a Form S-8 (File No. 333-108514) for issuance pursuant to the Bioject Medical Technologies Inc. 2000 Employee Stock Purchase Plan.  The contents of the Registration Statements on Form S-8 (File Nos. 333-48634 and 333-108514) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

5.1                                 Opinion of Stoel Rives LLP.

23.1                           Consent of Independent Registered Public Accounting Firm.

23.2                           Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1                           Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, State of New Jersey on September 26, 2005.

BIOJECT MEDICAL TECHNOLOGIES INC.

By:	/s/ James C. O’Shea
James C. O’Shea
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on September 26, 2005.

Signature		Title

/s/ James C. O’Shea		Chairman of the Board
James C. O’Shea		and Chief Executive Officer
and President
Principal Executive Officer

/s/ John Gandolfo		Chief Financial Officer
John Gandolfo		Principal Financial and Accounting Officer

*	WILLIAM A. GOUVEIA	Director
William A. Gouveia

*	JOHN RUEDY, M.D.	Director
John Ruedy, M.D.

*	RANDAL D. CHASE	Director
Randal D. Chase

*	ERIC T. HERFINDAL	Director
Eric T. Herfindal

*	RICHARD J. PLESTINA	Director
Richard J. Plestina

*	SANDRA PANEM, Ph.D.	Director
Sandra Panem, Ph.D.

*	JOSEPH BOHAN	Director
Joseph Bohan

* By:	/s/ James C. O’Shea
James C. O’Shea
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Document Description

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.